EXHIBIT 99.1

CONTACT:	ICR, Inc. Rachel Schacter/Allison Malkin 203-682-8200

FINAL

MOVADO GROUP, INC. ANNOUNCES THIRD QUARTER RESULTS

~ Board Declares Quarterly Dividend ~
~ Updates Fiscal 2020 Outlook ~
~ ~

Paramus, NJ – November 26, 2019 -- Movado Group, Inc. (NYSE: MOV) today announced third quarter and nine month results for the period ended October 31, 2019.

●	Net sales decreased 1.6% to $205.6 million, or increased 0.5% on a constant currency basis
●
Operating income of $22.6 million and adjusted operating income of $24.2 million as compared to operating income of $24.1 million and adjusted operating income of $35.7 million in the prior year period

●	EPS of $0.76 and adjusted EPS of $0.82 as compared to EPS of $1.14 and adjusted EPS of $1.18 in the prior year period

Efraim Grinberg, Chairman and Chief Executive Officer, stated, “This year we made the strategic decision to increase marketing investments to drive sales across our powerful portfolio of watch brands. While this effort led to market share gains, we fell short of our sales plan due to the category performing below our expectations as challenges intensified within the watch category and retail landscape, which combined with our increased marketing expenditures, impacted our results. We have updated our full year outlook to reflect our year-to-date performance and expectations for the fourth quarter. Although our results have not met our expectations, we remain excited about the initiatives that we have in place to support our brands for the holiday season.”

Mr. Grinberg continued, “We are introducing exciting newness, including our new Movado Connect 2.0, our Movado Bold Fusion collection and innovative product across our portfolio of licensed brands. Our marketing features a strong holiday television campaign for Movado, and the debut of MVMT’s first national television campaign. These efforts, combined with our strategic growth initiatives, will help drive results for our ecommerce platform and our retail partners in the final quarter of the year. Our strong balance sheet which includes $116 million in cash gives us great flexibility to navigate challenges and continue to invest in support of our growth.”

Non-GAAP Items (See attached table for GAAP and Non-GAAP measures)
Third quarter fiscal 2020 included the following charges and benefits:
●
$0.7 million pre-tax charge, or $0.5 million after tax, representing $0.03 per diluted share, associated with the amortization of acquired intangible assets related to the acquisition of Olivia Burton; and

●
$0.9 million pre-tax charge, or $0.7 million after tax, representing $0.03 per diluted share, associated with the amortization of acquired intangible assets and deferred compensation related to the acquisition of MVMT.

Third quarter fiscal 2019 included the following charges and benefits:
●
$0.7 million pre-tax charge, or $0.6 million after tax, representing $0.02 per diluted share, associated with the amortization of acquired intangible assets related to the acquisition of Olivia Burton;

●	$10.9 million pre-tax charge, or $8.1 million after tax, representing $0.34 per diluted share, of transaction costs and amortization expenses associated with the acquisition of MVMT; and
●	$7.6 million other tax benefit, or $0.32 per diluted share, related to the 2017 Tax Cuts and Jobs Act as well as certain discrete foreign tax items.

Third Quarter Fiscal 2020 (See attached table for GAAP and Non-GAAP measures)
●
Net sales decreased 1.6% to $205.6 million as compared to $208.9 million in the third quarter of fiscal 2019. Net sales on a constant dollar basis increased 0.5% as compared to net sales in the third quarter of fiscal 2019.

●
Gross profit was $110.1 million, or 53.5% of net sales, as compared to $113.4 million, or 54.3% of net sales, in the third quarter last year. There were no adjustments to gross profit in the third quarter of fiscal 2020. Adjusted gross profit in the third quarter of fiscal 2019 was $113.5 million, or 54.3% of net sales, after excluding $0.1 million of amortization of acquisition accounting adjustments related to the MVMT acquisition. The decrease in adjusted gross margin percentage was primarily the result of unfavorable changes in channel and product mix and unfavorable foreign currency exchange rates.

●
Operating expenses decreased $1.8 million to $87.4 million, as compared to $89.2 million in the third quarter last year. Adjusted operating expenses were $85.8 million, which excludes $0.7 million of expenses associated with the amortization of acquired intangible assets related to Olivia Burton and $0.9 million in adjustments associated with the amortization of acquired intangible assets and deferred compensation related to the MVMT acquisition. For the third quarter of fiscal 2019, adjusted operating expenses were $77.8 million after excluding $0.7 million of expenses associated with the amortization of acquired intangible assets related to Olivia Burton and $10.8 million of transaction costs and amortization expenses related to the acquisition of MVMT. The increase in adjusted operating expenses was primarily the result of higher marketing expenses mainly due to the addition of MVMT and additional costs to support brand awareness, an increase in other operating expenses as well as a new joint venture in Spain. The increase was partially offset by a decrease in performance based compensation.

●
Operating income was $22.6 million as compared to operating income of $24.1 million in the same period last year. Adjusted operating income was $24.2 million, which excludes $0.7 million of expenses associated with the amortization of acquired intangible assets related to Olivia Burton and $0.9 million in adjustments associated with the amortization of acquired intangible assets and deferred compensation related to the MVMT acquisition. In the third quarter of fiscal 2019, adjusted operating income was $35.7 million, after excluding $0.7 million of expenses associated with the amortization of acquired intangible assets related to Olivia Burton and $10.9 million of transaction costs and amortization expenses related to the acquisition of MVMT.

●
The Company recorded a tax provision of $5.0 million, as compared to a tax benefit of $2.8 million in the third quarter of fiscal 2019. Based upon adjusted pre-tax income, the adjusted tax provision was $5.3 million or an adjusted tax rate of 22.1% as compared to an adjusted tax provision of $7.8 million or an adjusted tax rate of 21.8% in the third quarter of fiscal 2019.

●
Net income was $17.8 million, or $0.76 per diluted share, as compared to net income of $26.9 million, or $1.14 per diluted share, in the third quarter of fiscal 2019. Adjusted net income for the third quarter of fiscal 2020 was $19.0 million, or $0.82 per diluted share, which excludes expenses of $0.5 million, net of $0.1 million of tax, associated with the amortization of acquired intangible assets related to Olivia Burton and expenses of $0.7 million, net of $0.2 million of tax, related to the amortization of acquired intangible assets and deferred compensation related to MVMT. Adjusted net income for the third quarter of fiscal 2019 was $27.9 million, or $1.18 per diluted share, after excluding $0.6 million, net of $0.1 million of tax, of expenses associated with the amortization of acquired intangible assets related to Olivia Burton, $8.1 million, net of $2.8 million of tax, of transaction costs and amortization expenses related to the acquisition of MVMT and a $7.6 million other tax benefit related to the 2017 Tax Cuts and Jobs Act as well as certain discrete foreign tax items.

Nine Month Results Fiscal 2020 (See attached table for GAAP and Non-GAAP measures)
●
Net sales increased 6.2% to $510.0 million as compared to $480.2 million in the same period of fiscal 2019. Net sales on a constant dollar basis increased 8.5% as compared to net sales in the first nine months of fiscal 2019.

●
Gross profit was $274.3 million, or 53.8% of net sales, as compared to $258.7 million, or 53.9% of net sales, in the same period last year. Adjusted gross profit for the first nine months of fiscal 2020, which excludes $0.1 million in adjustments associated with the amortization of acquisition accounting adjustments related to the MVMT acquisition, was $274.4 million, or 53.8% of net sales as compared to adjusted gross profit of $258.9 million, or 53.9% of net sales for the first nine months of fiscal 2019, which excludes $0.1 million in amortization of acquisition accounting adjustments related to the MVMT acquisition. The slight decrease in the adjusted gross margin percentage from the first nine months of last year was primarily the result of unfavorable changes in foreign currency exchange rates partially offset by increased leverage on fixed costs due to increased sales.

●
Operating expenses were $237.9 million as compared to $213.6 million in the same period last year. For the first nine months of fiscal 2020, adjusted operating expenses were $232.7 million, which excludes $2.1 million of expenses associated with the amortization of acquired intangible assets related to Olivia Burton and $3.4 million in adjustments associated with the amortization of acquired intangible assets and deferred compensation related to the MVMT acquisition, partially offset by $0.3 million in adjustments associated with the change in estimate of the remaining accrual for the fiscal 2018 cost saving initiatives. Adjusted operating expenses for the first nine months of fiscal 2019 were $199.6 million, which excludes $2.2 million of amortization expense related to the acquisition of Olivia Burton and $11.8 million of transaction costs and amortization expenses related to the acquisition of MVMT. The increase in adjusted operating expenses was primarily the result of higher marketing expenses mainly due to the addition of MVMT and additional costs to support brand awareness, costs associated with a new joint venture in Spain, and an increase in other operating expenses. The increase was partially offset by a decrease in performance-based compensation.

●
Operating income was $36.4 million as compared to operating income of $45.1 million in the same period last year. Adjusted operating income for the first nine months of fiscal 2020 was $41.7 million, which excludes $2.1 million of expenses associated with the amortization of acquired intangible assets related to Olivia Burton and $3.5 million in adjustments associated with the amortization of acquired intangible assets, accounting adjustments and deferred compensation related to the MVMT acquisition, partially offset by $0.3 million in adjustments associated with the change in estimate of the remaining accrual for the fiscal 2018 cost saving initiatives. Adjusted operating income for the first nine months of fiscal 2019, which excludes $2.2 million of amortization expense related to the acquisition of Olivia Burton and $11.9 million of transaction costs and amortization expenses related to the acquisition of MVMT, was $59.2 million.

●
The Company recorded a tax provision of $10.5 million as compared to $0.7 million for the first nine months of fiscal 2019. Based upon adjusted pre-tax income, the adjusted tax provision was $8.4 million in the first nine months of fiscal 2020 as compared to an adjusted tax provision of $11.7 million in the first nine months of fiscal 2019.

●
Net income was $39.2 million, or $1.68 per diluted share, as compared to net income for the first nine months of fiscal 2019 of $44.2 million, or $1.87 per diluted share. Adjusted net income for the first nine months of fiscal 2020 was $33.0 million, or $1.41 per diluted share. This amount excludes expenses of $1.7 million, net of $0.4 million of tax, associated with the amortization of acquired intangible assets related to Olivia Burton; expenses of $2.7 million, net of $0.8 million of tax, related to the amortization of acquired intangible assets, accounting adjustments and deferred compensation related to MVMT; a gain of $10.4 million, net of $3.3 million of tax, associated with the remeasurement of the contingent consideration liability associated with the MVMT acquisition; and a gain of $0.2 million, net of $0.1 million of tax, in adjustments associated with the change in estimate of the remaining accrual for the fiscal 2018 cost saving initiatives. Adjusted net income for the first nine months of fiscal 2019 was $47.3 million, or $2.00 per diluted share, which excludes $1.8 million in amortization expense, net of $0.4 million of tax, related to the acquisition of Olivia Burton, $8.9 million, net of $3.0 million of tax, of transaction costs and amortization expenses related to the acquisition of MVMT and a $7.6 million other tax benefit related to the 2017 Tax Act as well as certain discrete foreign tax items.

Updated Fiscal 2020 Outlook
The Company is updating its outlook for fiscal 2020 to reflect results to-date and the challenging watch category and retail environment, and currency headwinds. The Company now anticipates that net sales will be in the range of $690.0 million to $700.0 million and operating income will be in the range of $46.0 million to $50.0 million. The Company expects net income in fiscal 2020 to be in the range of $36.4 million to $39.5 million, or $1.55 to $1.70 per diluted share, reflecting a 21% effective tax rate. The outlook excludes approximately $7.5 million of amortization of the acquired intangible assets and other expenses for fiscal 2020 related to the acquisitions of MVMT and Olivia Burton, the $13.6 million remeasurement of the contingent consideration liability related to the MVMT acquisition and the $0.3 million change in the estimate for the remaining accrual for the fiscal 2018 cost savings initiatives. The Company's outlook assumes no other unusual items, no significant fluctuations from prevailing foreign currency exchange rates and no further changes in prevailing tariff rates.

Quarterly Dividend and Share Repurchase Program
The Company also announced that on November 26, 2019, the Board of Directors approved the payment on December 20, 2019 of a cash dividend in the amount of $0.20 for each share of the Company’s outstanding common stock and class A common stock held by shareholders of record as of the close of business on December 6, 2019.

During the first nine months of fiscal 2020, the Company repurchased approximately 131,000 shares under its share repurchase program. As of October 31, 2019, the Company had $36.4 million remaining under the $50.0 million share repurchase authorization.

Conference Call
The Company’s management will host a conference call and audio webcast to discuss its results today, November 26th  at 9:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 407-0784. Additionally, a live webcast of the call can be accessed at www.movadogroup.com. The webcast will be archived on the Company’s website approximately one hour after the conclusion of the call. Additionally, a telephonic re-play of the call will be available at 12:00 p.m. ET on November 26, 2019 until 11:59 p.m. ET on December 10, 2019 and can be accessed by dialing (844) 512-2921 and entering replay pin number 13695920.

Movado Group, Inc. designs, sources, and distributes MOVADO®, MVMT®, OLIVIA BURTON®, EBEL®, CONCORD®, COACH®, TOMMY HILFIGER®, HUGO BOSS®, LACOSTE®, SCUDERIA FERRARI®, REBECCA MINKOFF® and URI MINKOFF® watches worldwide, and operates Movado company stores in the United States and Canada.

In this release, the Company presents certain financial measures that are not calculated according to generally accepted accounting principles in the United States (“GAAP”). Specifically, the Company is presenting adjusted gross profit, adjusted gross margin, adjusted operating expenses and adjusted operating income, which are gross profit, gross margin, operating expenses and operating income, respectively, under GAAP, adjusted to eliminate the amortization of acquisition accounting adjustments related to the Olivia Burton and MVMT acquisitions and the change in estimate for the remaining accrual for the fiscal 2018 cost savings initiatives. The Company is also presenting adjusted tax provision, which is the tax provision under GAAP, adjusted to eliminate the impact of tax benefits related to the 2017 Tax Act as well as other tax benefit of foreign tax items, charges for the Olivia Burton and MVMT acquisitions, the change in estimate of the remaining accrual for the fiscal 2018 cost savings initiatives and the remeasurement of the contingent consideration liability. The Company believes these adjusted measures are useful because they give investors information about the Company’s financial performance without the effect of certain items that the Company believes are not characteristic of its usual operations. The Company is also presenting adjusted net income, adjusted earnings per share and adjusted effective tax rate, which are net income, earnings per share and effective tax rate, respectively, under GAAP, adjusted to eliminate the after-tax impact of tax benefits related to the 2017 Tax Act as well as other tax benefit of foreign tax items,  amortization of acquisition accounting adjustments related to the Olivia Burton and MVMT acquisitions, the change in estimate for the remaining estimate for the fiscal 2018 cost savings initiatives and the remeasurement of the contingent consideration liability. The Company believes that adjusted net income, adjusted earnings per share and adjusted effective tax rate are useful measures of performance because they give investors information about the Company’s financial performance without the effect of certain items that the Company believes are not characteristic of its usual operations. Additionally, the Company is presenting constant currency information to provide a framework to assess how its business performed excluding the effects of foreign currency exchange rate fluctuations in the current period. Comparisons of financial results on a constant dollar basis are calculated by translating each foreign currency at the same US dollar exchange rate as in effect for the prior-year period for both periods being compared. The Company believes this information is useful to investors to facilitate comparisons of operating results. These non-GAAP financial measures are designed to complement the GAAP financial information presented in this release. The non-GAAP financial measures presented should not be considered in isolation from or as a substitute for the comparable GAAP financial measures, and the methods of their calculation may differ substantially from similarly titled measures used by other companies.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “expects,” “anticipates,” “believes,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “should” and variations of such words and similar expressions. Similarly, statements in this press release that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements and levels of future dividends to differ materially from those expressed in, or implied by, these statements. These risks and uncertainties may include, but are not limited to general economic and business conditions which may impact disposable income of consumers in the United States and the other significant markets (including Europe) where the Company’s products are sold, uncertainty regarding such economic and business conditions, trends in consumer debt levels and bad debt write-offs, general uncertainty related to possible terrorist attacks, natural disasters, the stability of the European Union (including the impact of the United Kingdom’s process to exit from the European Union), the stability of the United Kingdom after its potential exit from the European Union, and defaults on or downgrades of sovereign debt and the impact of any of those events on consumer spending, changes in consumer preferences and popularity of particular designs, new product development and introduction, decrease in mall traffic and increase in e-commerce, the ability of the Company to successfully implement its business strategies, competitive products and pricing, the impact of “smart” watches and other wearable tech products on the traditional watch market, seasonality, availability of alternative sources of supply in the case of the loss of any significant supplier or any supplier’s inability to fulfill the Company’s orders, the loss of or curtailed sales to significant customers, the Company’s dependence on key employees and officers, the ability to successfully integrate the operations of acquired businesses (including Olivia Burton and MVMT) without disruption to other business activities, the possible impairment of acquired intangible assets including goodwill if the carrying value of any reporting unit were to exceed its fair value, volatility in reported earnings resulting from changes in the estimated fair value of contingent acquisition consideration, the continuation of the company’s major warehouse and distribution centers, the continuation of licensing arrangements with third parties, losses possible from pending or future litigation, the ability to secure and protect trademarks, patents and other intellectual property rights, the ability to lease new stores on suitable terms in desired markets and to complete construction on a timely basis, the ability of the Company to successfully manage its expenses on a continuing basis, information systems failure or breaches of network security, the continued availability to the Company of financing and credit on favorable terms, business disruptions, general risks associated with doing business outside the United States including, without limitation, import duties, tariffs (including retaliatory tariffs), quotas, political and economic stability, changes to existing laws or regulations, and success of hedging strategies with respect to currency exchange rate fluctuations, and the other factors discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated with the passage of time. The Company assumes no duty to update its forward looking statements and this release shall not be construed to indicate the assumption by the Company of any duty to update its outlook in the future.

(Tables to follow)

MOVADO GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,

	2019	2018	2019	2018

Net sales	$205,618	$208,949	$509,983	$480,191

Cost of sales	95,549	95,585	235,702	221,469

Gross profit	110,069	113,364	274,281	258,722

Operating expenses	87,431	89,257	237,893	213,616

Operating income	22,638	24,107	36,388	45,106

Non-operating income/(expense):
Change in contingent consideration	-	-	13,627	-
Interest expense	(240)	(146)	(689)	(530)
Interest income	18	144	63	258

Income before income taxes	22,416	24,105	49,389	44,834

Provision/(Benefit) for income taxes	4,955	(2,817)	10,543	657

Net income	17,461	26,922	38,846	44,177

Less: Net loss attributable to noncontrolling interests	(304)	-	(349)	-

Net income attributable to Movado Group, Inc.	$17,765	$26,922	$39,195	$44,177

Diluted Income Per Share Information
Net income attributable to Movado Group, Inc.	$0.76	$1.14	$1.68	$1.87

Weighted diluted average shares outstanding	23,250	23,698	23,322	23,624

MOVADO GROUP, INC.
GAAP AND NON-GAAP MEASURES
(In thousands, except for percentage data)
(Unaudited)

	As Reported
	Three Months Ended
	October 31,		% Change

	2019	2018

Total net sales, as reported	$205,618	$208,949	-1.6%

Total net sales, constant dollar basis	$209,933	$208,949	0.5%

	As Reported
	Nine Months Ended
	October 31,		% Change

	2019	2018

Total net sales, as reported	$509,983	$480,191	6.2%

Total net sales, constant dollar basis	$521,039	$480,191	8.5%

MOVADO GROUP, INC.
GAAP AND NON-GAAP MEASURES
(In thousands, except per share data)
(Unaudited)

	Net Sales	Gross Profit	Operating Income	Pre-tax Income	Provision/(Benefit) for Income Taxes	Net Income Attributable to Movado Group, Inc.	Diluted EPS
Three Months Ended October 31, 2019
As Reported (GAAP)	$205,618	$110,069	$22,638	$22,416	$4,955	$17,765	$0.76
Olivia Burton Costs (1)	-	-	676	676	128	548	0.03
MVMT Costs (2)	-	-	936	936	225	711	0.03
Adjusted Results (Non-GAAP)	$205,618	$110,069	$24,250	$24,028	$5,308	$19,024	$0.82

Three Months Ended October 31, 2018
As Reported (GAAP)	$208,949	$113,364	$24,107	$24,105	$(2,817)	$26,922	$1.14
Olivia Burton Costs (1)	-	-	705	705	134	571	0.02
MVMT Costs (5)	-	140	10,925	10,925	2,836	8,089	0.34
Other Tax Items (6)	-	-	-	-	7,633	(7,633)	(0.32)
Adjusted Results (Non-GAAP)	$208,949	$113,504	$35,737	$35,735	$7,786	$27,949	$1.18

	Net Sales	Gross Profit	Operating Income	Pre-tax Income	Provision/(Benefit) for Income Taxes	Net Income Attributable to Movado Group, Inc.	Diluted EPS
Nine Months Ended October 31, 2019
As Reported (GAAP)	$509,983	$274,281	$36,388	$49,389	$10,543	$39,195	$1.68
Olivia Burton Costs (1)	-	-	2,078	2,078	395	1,683	0.07
MVMT Costs (2)	-	140	3,534	3,534	848	2,686	0.11
Change In Contingent Consideration (3)	-	-	-	(13,627)	(3,270)	(10,357)	(0.44)
Cost Savings Initiatives (4)	-	-	(320)	(320)	(77)	(243)	(0.01)
Adjusted Results (Non-GAAP)	$509,983	$274,421	$41,680	$41,054	$8,439	$32,964	$1.41

Nine Months Ended October 31, 2018
As Reported (GAAP)	$480,191	$258,722	$45,106	$44,834	$657	$44,177	$1.87
Olivia Burton Costs (1)	-	-	2,192	2,192	416	1,776	$0.07
MVMT Costs (5)	-	140	11,945	11,945	3,010	8,935	$0.38
Other Tax Items (6)	-	-	-	-	7,633	(7,633)	$(0.32)
Adjusted Results (Non-GAAP)	$480,191	$258,862	$59,243	$58,971	$11,716	$47,255	$2.00

(1) Related to the amortization of acquired intangible assets for Olivia Burton.
(2) Related to the amortization of acquired intangible assets, accounting adjustments and deferred compensation of MVMT.
(3) Remeasurement of contingent consideration liability.
(4) Change in estimate in Fiscal 2020 for severance and occupancy expenses.
(5) Related to acquisition costs, amortization of acquired intangible assets and accounting adjustments of MVMT.
(6) Related to the impact of the 2017 Tax Act as well as tax benefit of other foreign tax items.

MOVADO GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 31,	January 31,	October 31,
	2019	2019	2018
ASSETS

Cash and cash equivalents	$116,025	$189,911	$142,668
Trade receivables, net	136,272	84,026	126,106
Inventories	201,164	165,311	183,539
Other current assets	30,737	28,898	31,590
Total current assets	484,198	468,146	483,903

Property, plant and equipment, net	29,275	26,067	25,471
Operating lease right-of-use assets	88,126	-	-
Deferred and non-current income taxes	28,191	24,503	17,400
Goodwill	135,280	136,033	131,756
Other intangibles, net	43,532	48,183	47,479
Other non-current assets	58,453	56,769	57,907
Total assets	$867,055	$759,701	$763,916

LIABILITIES AND EQUITY

Accounts payable	$33,757	$38,650	$47,164
Accrued liabilities	62,499	44,429	65,761
Accrued payroll and benefits	9,353	18,773	14,530
Current operating lease liabilities	14,579	-	-
Income taxes payable	17,243	10,831	9,617
Total current liabilities	137,431	112,683	137,072

Loans payable to bank, non current	50,685	50,280	49,590
Deferred and non-current income taxes payable	26,370	29,242	29,519
Non-current operating lease liabilities	80,682	-	-
Other non-current liabilities	47,943	67,120	66,721

Redeemable noncontrolling interest	3,263	3,721	-

Shareholders' equity	520,681	496,655	481,014
Total liabilities, redeemable noncontrolling interest and equity	$867,055	$759,701	$763,916

MOVADO GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	October 31,

	2019	2018
Cash flows from operating activities:
Net income	$39,195	$44,177
Change in contingent consideration	(13,627)	-
Depreciation and amortization	11,888	9,907
Other non-cash adjustments	696	(4,814)
Changes in working capital	(81,015)	(24,760)
Changes in non-current assets and liabilities	(1,707)	2,336
Net cash (used in)/provided by operating activities	(44,570)	26,846

Cash flows from investing activities:
Capital expenditures	(10,023)	(8,206)
Acquisitions, net of cash acquired	-	(93,040)
Proceeds from assets held for sale	242	-
Tradenames and other intangibles	(194)	(130)
Net cash used in investing activities	(9,975)	(101,376)

Cash flows from financing activities:
Proceeds from bank borrowings	-	50,296
Repayments of bank borrowings	-	(25,000)
Dividends paid	(13,796)	(13,855)
Stock repurchase	(4,199)	(3,931)
Stock awards and options exercised and other changes	(1,249)	4,863
Net cash (used in)/provided by financing activities	(19,244)	12,373

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(93)	(9,986)
Net change in cash, cash equivalents, and restricted cash	(73,882)	(72,143)
Cash, cash equivalents, and restricted cash at beginning of period	190,459	215,411

Cash, cash equivalents, and restricted cash at end of period	$116,577	$143,268

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$116,025	$142,668
Restricted cash included in other non-current assets	552	600
Cash, cash equivalents, and restricted cash	$116,577	$143,268